Exhibit 99.1

SWISHER HYGIENE INC. DELAYS FILING OF

2012 FIRST QUARTER REPORT ON FORM 10-Q

Receives Lack of Compliance Notification from NASDAQ; Provides Update of Review; Begins Search

Process for New CFO

CHARLOTTE, NC – May 17, 2012 – Swisher Hygiene Inc. (“Swisher Hygiene”) (NASDAQ: SWSH, TSX: SWI), a leading provider of essential hygiene and sanitation products and services, announced today that the filing of its Form 10-Q for the quarter ended March 31, 2012 (the “Form 10-Q”) has been delayed beyond the May 15, 2012 due date as a result of the previously disclosed internal review being conducted by Swisher Hygiene’s Audit Committee.

Swisher Hygiene notes the following information relating to the delayed filing:

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Internal Review – On May 17, 2012, Swisher Hygiene announced that the Audit Committee has substantially completed the investigative portion of its internal review and is working with its outside professionals, Swisher Hygiene and Swisher Hygiene’s independent auditor to finalize a determination of adjustments to be made for each of the quarterly periods ended March 31, 2011, June 30, 2011, and September 30, 2011. While the amount of any such adjustments cannot be estimated with reasonable certainty at this time, to date, the Audit Committee has preliminarily identified an aggregate of approximately $4.6 million in increases to net loss before income taxes for the affected periods. However, until the adjustments have been fully reviewed and finalized, Swisher Hygiene cannot provide further assurance regarding the complete impact of any adjustments on its results of operations for the affected periods, and Swisher Hygiene cannot provide assurance that the adjustments identified to date are representative of the adjustments that will be required when the adjustments are finalized. Additionally, Swisher Hygiene cannot provide assurance that the review will not identify further adjustments that may be required, including as a result of the independent auditor’s review and audit or Swisher Hygiene’s further analysis. Swisher Hygiene is working to file the Form 10-K, restated Form 10-Qs for the affected periods and the Form 10-Q for the quarter ended March 31, 2012 as promptly as possible; however, Swisher Hygiene can provide no assurance as to when it will complete these filings.

In connection with the internal review, on May 14, 2012, Swisher Hygiene’s Board of Directors (the “Board”), based on the recommendation of the Audit Committee, determined that Michael Kipp, Swisher Hygiene’s Senior Vice President and Chief Financial Officer, be separated from Swisher Hygiene, effective immediately. Also, the Board, based on the recommendation of the Audit Committee, determined that two additional senior accounting personnel be separated from Swisher Hygiene, effective immediately. In making these employment determinations, the Board did not identify any conduct by these employees intended for or resulting in any personal benefit.

Swisher Hygiene has commenced a search process for a new CFO and other accounting staff. During this time, Steven R. Berrard, Swisher Hygiene’s President and Chief Executive Officer, will also serve as interim CFO.

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NASDAQ – On May 15, 2012, Swisher Hygiene received a letter from NASDAQ indicating that it is not in compliance with the filing requirements for continued listing under NASDAQ Listing Rule 5250(c)(1). As previously noted on April 11, 2012, Swisher Hygiene received a non-compliance letter from NASDAQ in conjunction with Swisher Hygiene’s inability to timely file its Form 10-K. Pursuant to the April 11, 2012 and May 15, 2012 letters from

NASDAQ, Swisher Hygiene is required to submit a plan to regain compliance with NASDAQ’s filing requirements for continued listing by June 11, 2012. Upon acceptance of Swisher Hygiene’s compliance plan, NASDAQ is permitted to grant an extension of up to 180 days from the Form 10-K’s initial due date for Swisher Hygiene to regain compliance with NASDAQ. Swisher Hygiene intends to submit a compliance plan by June 11, 2012. During the process of regaining compliance with NASDAQ, Swisher Hygiene expects that its common stock will continue trading on NASDAQ under the symbol “SWSH.”

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Canadian Securities Law Compliance/Toronto Stock Exchange – Swisher Hygiene has been noted in default of the continuous disclosure requirements by the securities regulators in several provinces of Canada for certain failures stemming from the non-compliance described above, including the failure to timely file its annual financial statements for the year ended December 31, 2011 and related information, and for publicly acknowledging that certain of its previously filed financial statements may no longer be relied upon. In connection with these defaults, Swisher Hygiene has applied to the Ontario Securities Commission (the “OSC”), as its principal Canadian securities regulator, for a temporary order prohibiting its directors and officers from trading in the securities of Swisher Hygiene for as long as these defaults remain outstanding. If a management cease trade order is granted, it is not expected to affect the ability of persons who are not directors or officers of Swisher Hygiene to trade in the securities of Swisher Hygiene. In the absence of a management cease trade order, and in the event that the continuous disclosure defaults have not been remedied, the Canadian securities regulators may issue a general cease trade order against Swisher Hygiene. The shares of Swisher Hygiene’s common stock trade on the TSX under the symbol “SWI.”

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Wells Fargo Credit Facility – Swisher Hygiene has entered into a Third Amendment to its senior credit facility with Wells Fargo Bank, National Association as administrative agent. The Third Amendment provides an extension for the delivery of Swisher Hygiene’s financial statements for the fiscal year ended December 31, 2011 and for the quarterly period ended March 31, 2012 until the earlier of the date on which the Company delivers such financial statements to the Securities and Exchange Commission or May 31, 2012. At the same time, the Third Amendment waives any Default or Event of Default that may exist as a result of Swisher Hygiene not filing its Form 10-K for the year ended December 31, 2011 by April 16, 2012 and its Quarterly Report on Form 10-Q for the period ended March 31, 2012 by May 21, 2012 so long as Swisher Hygiene files the Form 10-K and Form 10-Q by May 31, 2012. Swisher Hygiene cannot provide assurance as to when it will complete the filings.

While Swisher Hygiene has no present intention to borrow any additional funds under the credit facility, until (1) Swisher Hygiene files the Form 10-K and Form 10-Q, (2) represents to Wells Fargo that its financial statements as filed may be relied upon, and (3) Wells Fargo consents to such reliance, Swisher Hygiene may not borrow additional funds under the credit facility with Wells Fargo.

Cautionary Statement on Forward-Looking Information

All statements other than statements of historical fact contained in this press release constitute “forward-looking information” or “forward-looking statements” within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this press release, unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words “plans,” “expects,” “is expected,” “scheduled,” “estimates,” or “believes,” or similar words or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” and similar expressions identify forward-looking statements.

Forward-looking statements in this press release include those regarding: (a) the final results of the Audit Committee review, (b) potential adjustments to Swisher Hygiene’s financial statements, (c) the potential impact on any such adjustments on Swisher Hygiene’s previously reported results of operations, including its previously reported net loss, (d) the timing and results of Swisher Hygiene’s evaluation of its internal control over financial reporting relating to the potential adjustments, (e) the timing of the filing of Swisher Hygiene’s compliance plan with NASDAQ and the ability of Swisher Hygiene to regain compliance with NASDAQ listing standards, (f) future compliance with the terms of the Credit Agreement as amended to date, (g) Swisher Hygiene’s ability to maintain its listing and continue trading on NASDAQ and the TSX, and (h) Swisher Hygiene’s ability to obtain a management cease trade order from the Ontario Securities Commission. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Swisher Hygiene as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The estimates and assumptions of Swisher Hygiene contained in this press release, which may prove to be incorrect, include but are not limited to, the various assumptions set forth herein. All of these assumptions have been derived from information currently available to Swisher Hygiene including information obtained by Swisher Hygiene from third-party sources. These assumptions may prove to be incorrect in whole or in part. All of the forward-looking statements made in this press release are qualified by the above cautionary statements and those made in the “Risk Factors” section of Swisher Hygiene’s Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, both filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at www.sedar.com, and Swisher Hygiene’s other filings with the Securities and Exchange Commission and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at www.sedar.com. The forward-looking information set forth in this press release is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. Swisher Hygiene disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

About Swisher Hygiene Inc.

Swisher Hygiene Inc. is a NASDAQ and TSX listed company that provides essential hygiene and sanitation solutions to customers throughout much of North America and internationally through its global network of company-owned operations, franchises and master licensees operating in countries across Europe and Asia. These essential solutions include cleaning and sanitizing chemicals, foodservice and laundry products, restroom hygiene programs and a full range of related products and services. The company’s most recent program enhancement is its introduction of solid waste management services to commercial and residential customers in selected markets. Together, this broad set of offerings is designed to promote superior cleanliness and sanitation in all commercial environments from door to dumpster, enhancing the safety, satisfaction and well-being of employees and patrons. Swisher Hygiene’s customers include a wide range of commercial enterprises, with a particular emphasis on the foodservice, hospitality, retail, industrial and healthcare industries.

For Further Information, Please Contact:

Swisher Hygiene Inc.

Investor Contact:

Amy Simpson

Phone: (704) 602-7116

Garrett Edson, ICR

Phone: (203) 682-8331

Media Contact:

Alecia Pulman, ICR

Phone: (203) 682-8224

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